CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 23, 2010 with respect to the consolidated financial statements included in Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2009, of Invesco Mortgage Capital Inc., which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

August 27, 2010